UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Bowman Consulting Group Ltd.
(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520
Reston, Virginia 20191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Common stock, par value $0.01 per share	BWMN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 6, 2026 (the “Closing Date”), Bowman Consulting Group Ltd. (the “Company”) completed the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 10, 2026 (the “Merger Agreement”), by and among the Company, Prive Parent, Inc., a Delaware corporation (“Parent”), and Prive Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Buyer Parties”). Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”). The Buyer Parties are affiliated with Bernhard Capital Partners (“BCP”).

The Merger Agreement and the transactions contemplated thereby, including the Merger, were previously described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 5, 2026.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the closing of the Merger, the Company repaid all loans, terminated all credit commitments and released all liens and security interests outstanding under that certain Credit Agreement, dated as of May 2, 2024, by and among the Company, the guarantors party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the lenders, swingline lender and L/C issuer and the other parties thereto, as amended by that certain First Amendment to Credit Agreement, dated as of March 12, 2025, that certain Second Amendment to Credit Agreement, dated as of October 30, 2025, and that certain Third Amendment to Credit Agreement and Joinder Agreement, dated as of March 3, 2026, and as further amended, restated, amended and restated, supplemented, modified or otherwise changed from time to time prior to the Closing Date in accordance with its terms.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 3.03, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.01.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), that was outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock that were (a) held by the Company as treasury stock or (b) owned by the Buyer Parties or any of their direct or indirect subsidiaries as of immediately prior to the Effective Time, which were automatically cancelled and extinguished without any conversion thereof or consideration paid therefor) was automatically converted into the right to receive cash in an amount per share equal to $43.00, without interest and subject to any applicable tax withholding (the “Per Share Price”). As of the Effective Time, all such shares of Company Common Stock were no longer issued and outstanding and were automatically cancelled and ceased to exist, and each holder of any such shares of Company Common Stock ceased to have any rights with respect thereto, except the right to receive the Per Share Price.

Treatment of Restricted Stock Awards

Immediately prior to the Effective Time, each restricted stock award outstanding under the Company’s equity incentive plans (each, a “Company Restricted Stock Award”) as of immediately prior to the Effective Time (other than as discussed in the following sentence) became fully vested and free of restrictions, was cancelled and converted into the right to receive a lump sum cash payment, without interest, equal to the product of (i) the Per Share Price by (ii) the number of shares of Company Common Stock subject to such Company Restricted Stock Award (collectively, the “Company Restricted Stock Award Consideration”). However, any Company Restricted Stock Award granted after July 4, 2026 (the “Crystallized Company Restricted Stock Awards”) did not become fully vested and free of restrictions and any such Company Restricted Stock Award Consideration related to such Crystallized Company Restricted Stock Awards remains subject to the same vesting terms and conditions that applied immediately prior to the Effective Time, including the requirement of continued service with the Surviving Corporation or its subsidiaries through the applicable vesting date, and the applicable cash amounts will be paid out, without interest and subject to applicable withholding taxes, on the next regular payroll date following the applicable vesting date.

Treatment of PRSUs

Immediately prior to the Effective Time, each performance-based restricted stock unit outstanding under the Company’s equity incentive plans (each, a “Company PRSU”) as of immediately prior to the Effective Time became fully vested with respect to that number of shares of Company Common Stock based on deemed achievement of the performance metrics at 100% performance and, immediately thereafter, each Company PRSU was cancelled and converted into the right to receive, with respect to each share of Company Common Stock underlying such Company PRSU, a lump sum cash payment, without interest, equal to the Per Share Price.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2026 and is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

Prior to the completion of the Merger, shares of Company Common Stock were listed and traded on The Nasdaq Global Market (“Nasdaq”) under the trading symbol “BWMN.” On the Closing Date, in connection with the consummation of the Merger,  the Company notified Nasdaq that the Merger had been consummated and requested that the trading of shares of Company Common Stock on Nasdaq be suspended and that the listing of such shares on Nasdaq be withdrawn prior to the opening of the market on November 6, 2026 and requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Exchange Act. Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company Common Stock and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding as of immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report) was converted, at the Effective Time, into the right to receive the Per Share Price. Accordingly, at the Effective Time, the holders of shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Price for such shares pursuant to the terms of the Merger Agreement.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.03, 5.02 and 5.03 of this Current Report is incorporated by reference into this Item 5.01.

At the Effective Time, a change in control of the Company occurred and the Surviving Corporation became a wholly owned subsidiary of Parent. The Merger was funded through equity financing provided pursuant to an equity commitment letter by BCP Fund III, LP, BCP Fund III-A, LP, BCP Fund III GP, LP, BCP Prive Co-Invest, LP and BCP Prive Co-Invest-A, LP, each an affiliate of BCP and guarantor thereunder, and debt financing pursuant to a debt commitment letter, each as previously disclosed under Item 1.01 in the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2026 under the headings “Financing Commitments” and “Limited Guarantee”, which such descriptions are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

At the Effective Time, Gary Bowman, Stephen Riddick, Patricia Mulroy, Virginia Grebbien, Raymond Vicks, Jr. and James Laurito each resigned from the board of directors of the Company and from any and all committees thereof on which they served and ceased to be directors of the Company. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and any of the resigning individuals on any matters related to the Company’s operations, policies or practices. At the Effective Time, in accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, Mark D. Spender, Jonathan Parnell, Joe Boyer and Gary Bowman, became the directors of the Surviving Corporation.

At the Effective Time, in accordance with the terms of the Merger Agreement, the officers of the Company immediately prior to the Effective Time continued as the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

In accordance with the terms of the Merger Agreement, at the Effective Time, (i) the Amended and Restated Certificate of Incorporation of the Company was amended and restated in their entirety and such amended and restated articles of incorporation of the Surviving Corporation are filed herewith as Exhibit 3.1 to this Current Report and are incorporated herein by reference and (ii) the bylaws of the Company were amended and restated in their entirety and such amended and restated bylaws of the Surviving Corporation are filed herewith as Exhibit 3.2 to this Current Report and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 6, 2026, the Company and Parent issued a joint press release announcing the closing of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

2.1
Agreement and Plan of Merger, dated as of August 10, 2026, by and among Bowman Consulting Group Ltd., Prive Parent, Inc. and Prive Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-40371), filed with the SEC on August 10, 2026).

3.1	Second Amended and Restated Certificate of Incorporation of Bowman Consulting Group Ltd., effective as of November 6, 2026.

3.2	Amended and Restated Bylaws of Bowman Consulting Group Ltd., effective as of November 6, 2026.

99.1	Press Release issued by Bowman Consulting Group Ltd. and Prive Parent, Inc., dated November 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: November 6, 2026	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer